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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 9, 2002

FINET.COM, INC. (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-18108 (Commission File Number)	94-3115180 (IRS Employer Identification No.)

2527 CAMINO RAMON, SUITE 200, SAN RAMON, CALIFORNIA (Address of Principal Executive Offices)	94583 (Zip Code)

(925) 242-6550 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        FiNet.com, Inc. (the "Company"), R.E. Ventures, Inc. and the shareholders of R.E. Ventures, Inc. have mutually terminated the Agreement of Purchase and Sale of Stock signed by the parties on April 23, 2002 (the "Agreement") prior to the closing of the transaction contemplated in the Agreement. Under the Agreement, the Company was to acquire the www.realestate.com domain name, website and related assets.

        A press release issued by the Company announcing the termination of the Agreement is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 7. Exhibits.

Exhibit 99.1	Press Release dated October 9, 2002, entitled, "FiNet.com Announces Mutual Agreement to Terminate the Acquisition of R.E. Ventures, Inc."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2002	FINET.COM, INC.
	By:	/s/ L. DANIEL RAWITCH L. Daniel Rawitch Chief Executive Officer

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SIGNATURES